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                                                                   EXHIBIT 10.42

                            ASSET PURCHASE AGREEMENT



         This Asset Purchase Agreement is made as of January 21, 1998, by California Pizza Kitchen, Inc., a California corporation ("Seller"), and Jerry's Famous Deli, Inc., a California corporation ("Buyer").

                                    RECITALS

         A. Seller is the tenant under a Ground Lease (the "Lease") covering certain premises (the "Premises") including a building and other improvements located at 2006 Executive Center Drive, N.W., Boca Raton, Florida. The legal description of the Premises is attached hereto as Exhibit A and incorporated herein by this reference. Seller operates a restaurant in the Premises (the "Existing Restaurant").

         B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, Seller's interest as tenant under the Lease, together with certain furniture, fixtures, equipment and other tangible personal property used in connection with the operation of the Premises and Existing Restaurant.

         C. Seller also desires to sell and assign to Buyer, and Buyer desires to purchase, the liquor license relating to the Premises and the Existing Restaurant.

         D. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows.

         1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Article.

            1.1 "Title Company" means First American Title Insurance Company, at its office at 3001 S.W. 3th Avenue, Miami, Florida 33129.

            1.2 "Closing Date" means the date upon which the closing hereunder (the "Closing") shall occur as specified in Section 2.7 hereof.

            1.3 "Excluded Assets" means (a) all items of personal property located in the Existing Restaurant which are part of the perishable food and beverage inventory (including but not limited to alcoholic beverages) and (b) such other personal property, equipment or fixtures, including trade fixtures, which contain any trademark, trade name, trade style, design or other symbol which is used by Seller to identify its restaurant services or products (including but not limited to china, glassware, printed or embossed paper products,
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flatware and other smallwares) and (c) any of Seller's computer software, signage, books and records, menus and recipes.

            1.4 "Lease" means the Standard Form Ground Lease Agreement dated April 7, 1993, as amended by the First Amendment to Lease, dated April 29, 1993, by and between Erwin and Erwin, an Ohio limited partnership, as landlord ("Landlord"), and Seller, as tenant. Seller represents that a true, correct and complete copy of the Lease is attached hereto as Exhibit B.

            1.5 "Liquor License" means Seller's existing license to sell alcoholic beverages for on premises" consumption under the laws of the State of Florida which was issued by the appropriate state and/or local agencies permitted by law to issue such licenses (such state and/or local agencies being hereinafter collectively referred to as the "Licensing Authorities").

            1.6 "Tangible Personal Property" means all of Seller's furniture, fixtures, equipment and other tangible personal property located on or about the Premises on the date hereof, including but not limited to the items listed on Exhibit F, attached hereto and made a part hereof, except for the Excluded Assets. The parties shall make a mutual inspection and inventory of the Tangible Personal Property during the inspection period set forth in Section 2.5.6.

            1.7 "Effective Date" shall mean the date on which this Agreement has been signed by both parties, and shall be further deemed to be the date on which the Agreement is signed by the last party signing this Agreement, provided that a fully executed original of this Agreement is delivered to the other party within three (3) business days thereafter.

            1.8 "Escrow Agent" shall mean Thomas J. Galvin, in accordance with and subject to the terms of the Escrow Agreement of even date herewith.

         2. CONSIDERATION AND SALE OF ASSETS.

            2.1 Tangible Personal Property. Seller agrees to sell to Buyer, and Buyer agrees to purchase, the Tangible Personal Property. At closing, Seller shall deliver to Buyer the Tangible Personal Property, in place at the Premises, and Buyer agrees to accept delivery of the Tangible Personal Property in "as is" condition as of the Closing Date and all express or implied warranties (including any implied warranties of merchantability or fitness for a particular purpose) are specifically excluded by mutual agreement of Buyer and Seller. Unless prohibited by the terms of the Lease, Seller shall have the right, at any time prior to the Closing, to remove the Excluded Assets from the Premises. Any Excluded Assets that Seller does not remove from the Premises prior to Closing shall be deemed abandoned in favor of, and conveyed for no additional consideration to, Buyer as part of the Tangible Personal Property, and Buyer may retain and use (or dispose of) such Excluded Assets without any


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payment to Seller, provided however, Buyer shall have no right to use, sell or display to the public any such abandoned property which contains any trademarks, trade name or other insignia of Seller, without the express further written consent of Seller. Seller shall not remove or allow to be removed any of the Tangible Personal Property from the Premises after the Effective Date. Prior to the Closing Date, Seller shall repair any damage to the Tangible Personal Property and/or the Premises caused by the removal of the Excluded Assets. Seller shall be responsible for repair or replacement of any Tangible Personal Property which is removed from the Premises or is damaged (except for ordinary wear and tear) between the Effective Date and the Closing Date.

            2.2 Leasehold Interest. Seller agrees to sell and assign to Buyer, and Buyer agrees to purchase and assume from Seller, all of the tenant's interest under the Lease, which shall include all right, tide, and interest of Seller in the Premises and all appurtenances thereto (including, without limitation, Seller's right, if any, to use, in common with others so entitled from time to time, the driveways, parking spaces, sidewalks, landscaped areas, pipes, wires and utilities servicing the Premises).

            2.3 Liquor License.

                2.3.1 Promptly after the Effective Date and within the Due Diligence Period described below, Buyer shall take the customary actions to apply for, seek and use all reasonable efforts, at Buyer's expense, to obtain the approval and consent of all appropriate Licensing Authorities, as well as any other governmental agency or authority having jurisdiction over such matters, to the transfer of the Liquor License from Seller to Buyer (or the issuance of a new license in lieu of transferring the Liquor License). Seller shall cooperate with Buyer to apply for and secure the approval of such transfers, including the execution of such applications, forms and other documents as may be required by the Licensing Authorities in order to effectuate the transfer of the Liquor License, but Buyer shall be solely responsible for the payment of any and all costs and fees required for such transfer, including any of its attorney's or other legal fees required (but Buyer shall not be responsible for payment of any of Seller's attorneys fees).

                2.3.2 If this Agreement is terminated, then Buyer shall have the obligation to either withdraw and terminate any pending application for transfer of the Liquor License to Buyer, in accordance with the Licensing Authorities' procedure for such withdrawal and termination, or in the event the transfer has been completed prior to such termination, Buyer shall take all action necessary to transfer the Liquor License back to Seller. If this Agreement is terminated because of the default of Seller, then Seller shall bear all costs related to the retransfer of the Liquor License.

                2.3.3 At the time of execution of this Agreement by all parties, or promptly thereafter upon written request, Seller shall execute and deliver to Buyer and/or Buyer's counsel all documents necessary and/or required by law for the transfer of the Liquor License to Buyer. Buyer shall pay all filing fees and other costs and expenses involved


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in filing and prosecuting the Liquor License transfer application with the
Licensing Authorities (but Buyer shall not be responsible for Seller's attorneys fees). The parties hereto agree to cooperate fully and diligently in a commercially reasonable manner in the performance of their respective duties under this Agreement in order to secure the approval of the transfer of the Liquor License to Buyer.

            2.4 Miscellaneous. Seller shall also assign to Buyer all of its right, title and interest in and to any permits, certificates, variances, consents and approvals, and plans and specifications pertaining to the Premises, including but not limited to the existing certificate of occupancy (or other certificate permitting occupancy of the Premises) to the extent the same may lawfully and without violation of the terms thereof be so transferred and assigned. Buyer acknowledges that Seller makes no representation or warranty regarding such permits, certificates, variances, consents and approvals, plans and specifications except as set forth in Section 3. The sale, assignment and transfer of the tenant's leasehold interest under the Lease, and the Liquor License and the Tangible Personal Property, shall effectively vest Buyer with good, clear, record and marketable title thereto, free and clear of all liens, security interests and encumbrances, subject only to easements, covenants, restrictions and encumbrances which do not materially interfere with Buyer's intended use of the Premises and which are reasonably acceptable to Buyer, and those exceptions set forth in Exhibit C. The leasehold interest under the Lease is to be insurable by Buyer under a leasehold title insurance policy in accordance with the provisions of Section 2.5.5 hereof.

            2.5 Conditions Precedent; Due Diligence Period. At Buyer's option (and with respect to Section 2.5.1, at Seller's option also), the obligations of Seller and Buyer to conclude the transactions contemplated by this Agreement shall be contingent upon the satisfaction of each of the following conditions at Buyer's expense (unless otherwise expressly provided), within thirty (30) days after the Effective Date (the "Due Diligence Period"), except as such Due Diligence Period may be extended, at Buyer's option, for the reasons and in the manner described below.

                2.5.1 Consent and Release from Landlord. Buyer and Seller shall execute an assignment and assumption of lease in the form attached hereto as Exhibit D, or in such form as may be acceptable to Buyer and Seller. Buyer shall obtain from Landlord an estoppel letter regarding the Lease in a form satisfactory to Buyer, Landlord's consent to Exhibit D and such further consents from the Landlord under the Lease, and any other necessary or appropriate third parties, with respect to such matters as: Buyer's intended restaurant use of the Premises, Buyer's proposed signage, Buyer's proposed remodeling, alterations or improvements to the Premises, as the same may be appropriate or required pursuant to the Lease or otherwise, and a Non-Disturbance Agreement from Landlord in a form acceptable to Buyer. As used in this Section, the term "Landlord" shall include any and all underlying ground lessors and mortgagees. In addition thereto, this transaction shall be expressly contingent upon Buyer obtaining from the Landlord, Landlord's agreement to fully and completely release Seller from any and all liability to the Landlord arising under the Lease


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for matters accruing from and after the Closing Date (the "Release"). Such
Release shall be in a form and substance reasonably satisfactory to Seller.

                2.5.2 Zoning. Buyer obtaining satisfactory evidence that the Premises are properly zoned to permit the construction and operation of a 24 hours per day restaurant at the Premises, as intended by Buyer.

                2.5.3 Utilities. Buyer obtaining satisfactory evidence that all utilities, including natural gas, serve the Premises in such quantity as is necessary for Buyer's intended business activities, without payment of any costs by Buyer, other than costs and charges imposed by the utility companies for changing the service over to Buyer from Seller or for any modifications to such utility services or equipment required by Buyer's intended use in the Premises.

                2.5.4 Hazardous Substances. Buyer obtaining satisfactory evidence that the Premises are free and clear of all hazardous substances.

                2.5.5 Leasehold Title Policy. Buyer obtaining a leasehold title insurance policy commitment in favor of and in form satisfactory to Buyer, and issued by the Title Company, providing a firm commitment to insure Buyer's leasehold estate under the Lease and to provide affirmative coverages, in such form as Buyer shall reasonably require (including deletion of the "gap" exception, survey exception and all pre-printed standard exceptions), over all exceptions to tide (other than easements, covenants, restrictions and encumbrances which do not unreasonably interfere with Buyer's intended use of the Premises, which are reasonably acceptable to Buyer, and the matters listed on Exhibit C, except for any easement exception contained in Exhibit C, if the Survey shows that such easement lies under the Building or other structure on the Premises in a manner so as to unreasonably interfere with Buyer's intended use of the Premises) which are not satisfactory to Buyer. The cost for such title insurance policy shall be home by Seller (up to a policy amount of $1,775,000) in the event this transaction shall be completed, but otherwise Buyer shall be responsible for any expense relating thereto. Buyer, at its cost, may procure a survey (the "Survey") of the Premises (and the appurtenant easement areas) prepared by a surveyor licensed to practice in the State of Florida. In the event the title insurance commitment (or the Survey, if Buyer has one prepared) shall contain exceptions (or survey matters), other than the exceptions shown on Exhibit C (except for any easement exception contained in Exhibit C, if the Survey shows that such easement lies under the Building or other structure on the Premises in a manner so as to unreasonably interfere with Buyer's intended use of the Premises ), which in Buyer's reasonable opinion, shall unreasonably interfere with Buyer's intended use, construction or operations on the Premises, then within ten (10) days after receipt of both the title commitment and the Survey, but in any event prior to the expiration of the initial thirty (30) day period of the Due Diligence Period, Buyer shall notify Seller in writing of Buyer's objections thereto. With regard to any existing liens (except public improvement liens to be assumed by Buyer), which are defined and ascertainable in amount, Seller agrees to pay such liens at or prior to Closing. In the event Buyer shall object to any other title or survey matter, then Seller shall


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give written notice to Buyer, within thirty (30) days after receipt of Buyer's notice, whether or not Seller will be able to remove such exception to the title or Survey prior to Closing. Except for ascertainable liens, as provided for above, Seller shall be under no obligation to remove or modify any title or Survey matter in a manner acceptable to Buyer, and shall not be required to commence any litigation or otherwise incur any costs or expense to remedy any title or survey matter objected to by Buyer in so doing. In the event Seller shall notify Buyer that Seller is unwilling or unable to remedy any such objection by Buyer then such failure may be treated by Buyer as a failure of the condition of title contingency contained in this Section. Seller agrees that Seller shall not enter into, or record in the public records, any agreement, covenant, restriction or other documents affecting the Premises, or consent to any lien or encumbrance affecting the Premises, between the Effective Date and the Closing Date, without the prior consent of Buyer.

                2.5.6 Inspection. Buyer's approval of its inspection of the Premises and the Tangible Personal Property, pursuant to Section 2.8 of this Agreement.

                2.5.7 Building Permit. If required by law, Buyer obtaining issuance of a building permit based on plans and specifications prepared by Buyer and approved by Landlord, together with any related permits for Buyer's intended improvements on the Premises. If required by the Lease or as a condition to Landlord's consent to this transaction, Buyer agrees to submit its preliminary plans and specifications to Landlord for approval. Buyer also agrees to submit its application for such permit to the appropriate governmental authorities promptly upon receipt of Landlord's approval, if required, of the plans and specifications. After obtaining all Landlord and third party approvals necessary, Buyer shall diligently pursue obtaining its building permit and shall use commercially reasonable efforts to expedite the preparation and approval of the plans by the Landlord.

                2.5.8 Liquor Licenses. Buyer obtaining the transfer of the Liquor License authorizing sale of alcoholic beverages, for "on premises" consumption, in and from Buyer's restaurant. Buyer shall diligently pursue obtaining such transfer.

                2.5.9 Representations. Seller's representations shall be true on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date. Seller shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by it prior to and as of the Closing Date.

                2.5.10 Condition of Property. As of the Closing Date, the Premises and the Tangible Personal Property shall be kept and maintained in substantially the same condition (ordinary wear and tear excepted) as the same were in as of the Effective Date, or Seller shall have repaired or replaced same, and Seller shall be in sole and exclusive possession of the Premises and Tangible Personal Property.


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         With the exception of the conditions contained in Sections 2.5.9 and
2.5.10 (which shall continue until Closing), Buyer shall satisfy or waive all of the remaining conditions contained in this Section 2.5 prior to the expiration of the Due Diligence period, and if Buyer fails to do so then Buyer may terminate this Agreement upon written notice given to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall terminate. In the event the conditions contained in Sections 2.5.1 or 2.5.8 have not been satisfied within the thirty (30) day Due Diligence Period, then Buyer, upon written notice (the "Extension Notice") to Seller prior to the expiration of the Due Diligence Period, shall have the option to extend the Due Diligence Period for one additional period of thirty (30) days. Such Extension Notice shall specify which of the conditions, either Section 2.5.1 or 2.5.8 has not been satisfied or waived by Buyer, and shall expressly state that all other conditions contained in this Section 2.5 have been either satisfied by Buyer or waived by Buyer (except Sections 2.5.9 and 2.5.10 which shall continue as conditions until Closing). In the event at the end of the Due Diligence Period, as so extended, if Buyer has not satisfied or is not willing to waive the condition relied on for the extension of time in the Extension Notice then Buyer may thereafter terminate this Agreement, in which event this Agreement shall have no further force or effect, except as otherwise provided herein. If Seller is unwilling to waive the condition of obtaining the Release of its obligations under the Lease from the Landlord provided for in Section 2.5.1 above (which waiver shall be solely at the option of Seller and may be given or denied in Seller's sole and absolute discretion), or in the event Buyer has failed to notify Seller in writing by 5 p.m. Eastern Standard Time on the last day of the Due Diligence Period, as may have been extended by Buyer, in accordance with the terms hereof, that all of the conditions contained in Section 2.5 of this Agreement have been satisfied or waived (except for Sections 2.5.9 and 2.5.10 which shall remain until Closing), and absent a default under this Agreement by Seller, that Buyer is prepared to close this transaction, as provided for herein, then Seller may, in Seller's discretion, either grant a further extension of the Due Diligence Period, upon such conditions as may be mutually acceptable to Buyer and Seller, or Seller may at any time thereafter terminate this Agreement, in which event this Agreement shall have no further force or effect, except as otherwise provided herein. Notwithstanding anything contained herein, the conditions contained in Sections 2.5.9 and 2.5.10 shall continue up to and including the Closing Date, and in the event of a failure of either of said conditions subsequent to the end of the Due Diligence Period and prior to Closing, Buyer shall be permitted to terminate this Agreement. In the event the Deposit has been paid by Buyer at the time of termination by either Buyer or Seller, and Buyer is not in default, then the Deposit shall be returned to Buyer. Seller agrees to cooperate with Buyer in a commercially reasonable manner for the purpose of satisfying the foregoing conditions, provided Seller shall not be required to incur any expense to outside persons or governmental agencies in so doing (however, Buyer shall not be responsible for any internal expense for Seller's employees' time or Seller's attorneys fees incurred in connection with this transaction).

                2.6 Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the leasehold interests of Seller in the Premises, the Tangible Personal Property and the Liquor License is One Million Seven Hundred Seventy Five Thousand Dollars (U.S.) ($1,775,000.00). The Purchase Price shall be allocated as follows:


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(i) $1,420,000.00 for the Lease and leasehold improvements, and (ii) $355,000.00 for the Tangible Personal Property and the Liquor License. The Purchase Price shall be paid, subject to prorations, adjustments and credits, as follows:

                2.6.1 Payment at Closing. At Closing, Buyer shall pay to Seller the sum of One Million Seven Hundred Seventy Five Thousand Dollars (U.S.) ($1,775,000.00), as adjusted in accordance with the terms hereof, in cash by wire transfer to the account of Seller, in accordance with wire transfer instructions provided by Seller. Such funds shall be delivered to the Title Company by certified check or cash wired to the Title Company's account at the time set for the Closing. Buyer shall receive a credit at closing in the amount of the Deposit (as described in Section 2.7), if the Deposit has been paid in accordance with the terms of Section 2.7.

                2.6.2 (Intentionally Omitted)

                2.6.3 Default. If Seller shall default under this Agreement, then Buyer may elect to either (a) bring an action against Seller for specific performance of this Agreement, or (b) declare this Agreement terminated, in which event Buyer shall be entitled to the return of the Deposit (if made), and may pursue all remedies available to Buyer under the laws of the State of Florida, including without limitation, an action for damages and/or such other relief as may be awarded by a court. If Buyer shall default under this Agreement, then Seller may elect to retain the Deposit (if made), may terminate this Agreement and thereafter pursue all remedies available to Seller under the laws of the State of Florida, including without limitation, an action for damages and/or such other relief as may be awarded by a court. In the event of any breach of this Agreement by either party, the non-breaching party shall give the breaching party written notice thereof, specifying the reasons therefore, and such party shall have ten (10) days after receipt of such notice to remedy such breach. In the event the breaching party shall fail to remedy such breach within the ten (10) day period, then such party shall be in default hereunder. No delay or omission in the exercise of any right or remedy accruing to one party upon a default by the other party under this Agreement shall impair such right or remedy, or be construed as a waiver of any such default theretofore or thereafter occurring.

            2.7 Closing Notice; Deposit. The Closing shall occur in Miami, Florida on a date set by mutual agreement of the parties in the manner set forth below, after the expiration of the Due Diligence Period, as may be extended (the "Closing Date"). Provided the Release has been obtained (or waived by Seller), then Buyer shall have the option of waiving all of the remaining contingencies set forth in Section 2.5 (other than the Landlord's and any other necessary third party's consent to the Assignment) by written notice to Seller and the Closing shall occur on a date prior to the expiration of the Due Diligence Period, as extended, as specified by the Buyer which shall be at least five (5) days after the date of Buyer's notice. Notwithstanding the foregoing, in the event Seller is then conducting business from the Premises then the following provisions shall apply. Buyer shall give Seller written notice of its satisfaction or waiver of all the contingencies set forth in Section 2.5


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above (except for 2.5.9 and 2.5.10 which shall remain until Closing), in the manner provided in Section 2.5, and deliver to Seller a copy of the proposed Release (the "Closing Notice"). The Closing Notice shall include a proposed Closing Date which shall be at least five (5) days after the date of such notice. A copy of the Closing Notice shall be simultaneously delivered to Escrow Agent, at the address given for such notices in Section 6.9 and shall be accompanied by a cashier's check, certified check or wire transfer of funds in the amount of One Hundred Fifty Thousand Dollars (U.S.) ($150,000.00) (the "Deposit") payable to Escrow Agent, which shall be held by Escrow Agent, in accordance with the provisions of the Escrow Agreement between Escrow Agent, Seller and Buyer, of even date herewith. The Deposit shall be applied as a credit to the Purchase Price at the Closing. Upon receipt of the Closing Notice and Deposit, Seller shall proceed with due diligence to close down and cease its business operations from the Existing Restaurant. Seller shall have the option of extending the Closing Date contained in the Closing Notice for an additional period of up to fourteen (14) days, if it is deemed necessary by Seller, in the exercise of Seller's reasonable business judgment, in order to cease its business operations from the Premises in a commercially reasonable manner (or such longer period as shall be required to give notice to its employees in the manner provided by applicable law). The Closing shall take place at the offices of the Title Company on the Closing Date. At the Closing:

                2.7.1 Seller shall deliver to Buyer exclusive possession of the Premises and the Tangible Personal Property in the condition required herein, to the Buyer at the Premises. Seller shall deliver an original of the Lease to Buyer at the Closing.

                2.7.2 Seller shall execute and deliver to the Buyer: a duly executed and acknowledged assignment and assumption of the Lease (in the form attached as Exhibit D, as may be modified by mutual agreement of the parties and Landlord), a bill of sale for the Tangible Personal Property and other licenses and permits to be assigned to Buyer under Section 2.4 (in the form attached as Exhibit E), any further documents needed to assign the Liquor License to Buyer or confirm that Buyer owns the Liquor License (but if no such documents are necessary, then none shall be required at the Closing), and all other instruments required hereunder to be delivered to Buyer by Seller, and such other documents and instruments as may be reasonably requested by the Title Company or Buyer, including but not limited to an Owner's Affidavit as to Liens and Possession, a Gap affidavit, Seller's affidavit that the representations set forth in Section 3 remain true as of the Closing Date, certification by the State of Florida that no sales taxes are due under Florida Statute 212.10, corporate resolutions approving the transaction and a certificate of Good Standing from the State of Florida. Buyer, Seller and the Title Company shall agree upon the form of such documents prior to Closing. To the extent appropriate, such instruments shall be in recordable form, duly executed and acknowledged by Seller. The assignment and assumption of Lease shall also be duly executed and acknowledged by Buyer, and an original shall be delivered to Seller at Closing, along with the Release signed by the Landlord. The parties acknowledge that the assignment and assumption of the Lease is subject to approval by Landlord, and that Landlord may require changes to the form attached as Exhibit D. If the parties cannot agree on the form of the assignment and assumption of the Lease within the time period set forth in Section 2.5,


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then either party may terminate this agreement by giving written notice to the other. If the parties agree on a changed form for the assignment and assumption of the Lease, then they shall amend this Agreement to attach the new form for such document as Exhibit D.

                2.7.3 Buyer shall pay the Purchase Price as set forth in Section
2.6 hereof.

                2.7.4 Buyer shall execute, and deliver to Seller, Buyer's affidavit that its representations set forth in Section 4 remain true as of the Closing Date.

            2.8 Inspection of Property. Buyer shall have the right to inspect the Premises and Tangible Personal Property during the Due Diligence Period. Buyer shall make such inspections during normal business hours, at a time which is mutually agreeable to the parties and after at least 24 hours prior notice to Seller. Buyer shall not during such inspections perform any testing which involves a physical impact or invasion of the Premises (including but not limited to soil borings or Phase II environmental testing) without the further prior written consent of Seller. If Buyer shall obtain a Phase I environmental report on the Premises then Buyer shall keep the results of any environmental reports or tests confidential, subject to the provisions of Section 6.2 and shall promptly deliver to Seller copies of any and all reports, materials and results developed by any consultant or environmental engineering firm. If, prior to the expiration of the Due Diligence Period, Buyer has identified any condition related to the Premises or Tangible Personal Property that, in Buyer's sole discretion, is unacceptable to Buyer, Buyer shall have the right to terminate this Agreement by written notice to Seller, and thereupon neither party shall have any further rights or liabilities to the other hereunder, except as otherwise provided herein. Buyer shall be liable for all damage or injury to any person or property resulting from any such inspection or testing, whether occasioned by the acts of Buyer or any of its employees, agents, representatives or contractors, and Buyer shall indemnify and hold harmless Seller from any liability resulting therefrom. This indemnification by Buyer shall survive the Closing or the termination of this Agreement.

            2.9 Risk of Loss; Seller's Inability to Transfer.

                (a) If the Lease is terminated pursuant to its provisions due to the application of the casualty or condemnation provisions therein, then either party may terminate this Agreement at any time before the Closing and neither party shall be liable to the other hereunder (except as provided in Section 2.8). Provided Buyer is not in default hereunder, in the event Landlord is in default under the Lease, Seller may exercise all of its rights and remedies under the Lease and pursuant to law, but Seller shall not voluntarily terminate the Lease prior to Closing, without Buyer's consent.

                (b) The risk of loss or damage to the Premises and/or Tangible Personal Property by casualty or by eminent domain shall be borne by Seller up to Closing and any risk of loss or damage by casualty or by eminent domain after the Closing shall


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
be borne by Buyer. If at any time prior to Closing all or any portion of the Premises or the building in which the Premises is located or the Tangible Personal Property are damaged or destroyed as a result of fire or other casualty, or by eminent domain, or in the event that Seller shall be unable to deliver title to the Premises or Tangible Personal Property at Closing in accordance herewith due to such events, Buyer shall have the option of terminating this Agreement, and neither party shall have any further rights or liabilities hereunder, except as otherwise provided for herein. Notwithstanding the foregoing, provided the Lease has not been terminated pursuant to subsection
(a) above, Buyer shall have the right to waive any defect in title or any remedy it is entitled to for any damage caused to the building, Premises and/or Tangible Personal Property by casualty or by eminent domain and proceed to Closing without any abatement of the Purchase Price; provided, however, and in any such instance Seller will pay to Buyer, as the case may be, all insurance or condemnation proceeds received by Seller or to which Seller is entitled with respect to any such damage or condemnation, subject however to the provisions of the Lease, and the rights of Landlord thereunder, requiring that such insurance or condemnation proceeds be used for the reconstruction and repair of the Premises. Prior to Closing, Seller shall maintain casualty insurance on the Premises as required by the Lease.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

            3.1 Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State in which it is incorporated. Seller has full power and authority (corporate and other) to own and lease its assets and properties, and to execute and deliver this Agreement and to carry out the transactions contemplated hereby, subject only to obtaining the required approvals as may be required from the Landlord of the Lease.

            3.2 Broker or Finder. No person or persons, other than Greenfield Katz Properties, Inc., assisted in or brought about the negotiation of this Agreement in the capacity of broker or agent or finder and Seller shall be responsible for the payment to said brokers or agents or finders of all brokerage or finders fees due in respect of the matters set forth in this Agreement and shall indemnify, defend and hold Buyer harmless from any liability therefor.

            3.3 Title to and Condition of Property. Seller has good and insurable title to the Tangible Personal Property and the leasehold interest of the tenant under the Lease, subject to all title matters of record, including but not limited to the exceptions contained in Exhibit C. In the event either the Lease, Liquor License or the Tangible Personal Property is currently subject to any liens or encumbrances, due to any financing obtained by Seller, then Seller agrees to obtain such releases as may be necessary to deliver clear and unencumbered title to the Lease, Liquor License and Tangible Personal Property to Buyer at the time of Closing. Seller is in sole and exclusive possession of the Premises, except as to any non-exclusive easements benefiting the Premises, which Seller is in non-exclusive possession along with all other persons having the right to use such easement.

            3.4 Condemnation Proceedings. To the best of Seller's actual knowledge without investigation, Seller has not been notified of contemplated eminent domain proceedings affecting the Premises, Building or any areas adjacent thereto.

            3.5 Zoning, Legal Violations. To the best of Seller's actual knowledge without investigation, (a) the Existing Restaurant and the Premises are in full compliance with all applicable laws, ordinances and regulations, and
(b) the uses and operations that Seller conducted in the Existing Restaurant are in full compliance with all applicable laws, ordinances and regulations, and (c) Seller has received no notice from any governmental or quasi-governmental authority having jurisdiction over the Premises asserting that the Premises or the building thereon are in violation of any applicable zoning laws, ordinances or regulations, or any legal or other requirements. To the best of Seller's actual knowledge without investigation, neither the Premises or any portion thereof is or has been designated as an "historical" site or otherwise has any historical, unique or intrinsic value, such that may prevent, impair or delay any construction on the Premises.

            3.6 Status of Leases. The Lease is in full force and effect and Seller has received no notice of any default thereunder, and is not aware of any matters that could constitute a default under the Lease. Seller shall not enter into any amendment of the Lease prior to Closing without Buyer's written consent. Other than the Lease, there are no other real property leases affecting the Premises, and Seller has not entered into any executory contracts which would be binding on Buyer following the Closing.

            3.7 Status of Licenses. To the best of Seller's actual knowledge without investigation, Seller has received no notice of any violation, fine or suspension relating to any permits or licenses issued with respect to the Existing Restaurant or the Premises, and no notice asserting that the Existing Restaurant or the Premises is being operated in violation of the terms and provisions of any applicable licenses or permits.

            3.8 Valid and Binding Obligations. The transfer documents to be executed at the Closing will, when executed and delivered, constitute valid and binding obligations of the Seller; enforceable in accordance with their terms.

            3.9 Mechanic's Liens. No improvements made by or for Seller which might form the basis of a mechanic's or materialmen's lien have or will have been made to the Premises prior to the Closing Date which have not been paid in full or will be so paid prior to Closing.

            3.10 Litigation. Seller is not a party to, or otherwise involved in any claim or litigation or any administrative or other proceedings or investigations pertaining to the Lease or Premises.

            3.11 Hazardous Substances. To the best of Seller's actual knowledge without investigation, Seller has not illegally generated, stored or disposed of any hazardous substances on the Premises and is not aware of any generation, storage or disposal of such substances (including asbestos containing materials) on the Premises.

            3.12 Liquor License.

                 3.12.1 To the best of Seller's actual knowledge, Seller owns the Liquor License free of liens and other obligations or in the event such License is subject to any financing liens, Seller agrees to have the same released prior to Closing. Until closing, Seller shall keep the Liquor License current, valid and transferable under this Agreement and in compliance with all applicable laws and regulations.

                 3.12.2 To the best of Seller's actual knowledge, there are no threatened or outstanding citations issued or to be issued by the Licensing Authorities against the Liquor License and Seller has not received any notice(s) of alleged violations (the "Violation Notice") regarding the Liquor License. In the event that a Violation Notice or citation is issued against the Liquor License prior to receipt of all approvals required for its transfer to Buyer, Seller agrees to immediately notify Buyer and to provide Buyer with a copy thereof. Seller agrees to dispose of said Violation Notice and any such citation or citations in a diligent manner. In the even said Violation Notice and/or citation(s) are not disposed of within 30 days from the date hereof, Buyer may, as its option, terminate this Agreement by giving Seller at least 5 business days prior written notice.

                 3.12.3 To the best of Seller's actual knowledge without investigation, all federal, state and local taxes, assessments and other governmental charges against the Liquor License, that are due and payable, have been paid or provided for. No levy or assessment for federal, state or local taxes has been made or threatened. All liens and other obligations claimed against or incurred by Seller or affecting or relating to the Liquor License have been, or, as of the Closing Date, will have been paid and/or satisfied without recourse against Buyer and/or the Liquor License, and the licensee is not or will not be on the delinquency list at the time of the transfer.

                 3.12.4 Seller has full right and title to sell and transfer the Liquor License to Buyer and there are no other outstanding agreements of sale for the Liquor License as of the effective date of this Agreement.

            3.13 No Equipment Leases. Seller owns all of the personal property and fixtures located in the Existing Restaurant, free and clear of any equipment lease, other type of lease, lien or mortgage or in the event such equipment is subject to any financing liens, the Seller will obtain a release of such liens prior to Closing.

            3.14 Indemnification. Seller shall indemnify, defend and hold Buyer harmless from and against any claim, loss, damage, cost or expense (including reasonable attorneys' fees) resulting from or arising from any of the following:
(a) any and all liens against the Premises, Lease, Liquor License and/or Tangible Personal Property arising out of events occurring prior to the Closing Date except as to any lien resulting from actions of Buyer (i.e., during inspections) or the Landlord under the Lease; and (b) any and all claims by third parties as to obligations or liabilities of any nature whatsoever for or with respect to events relating to the Premises, Lease, Liquor License or the Tangible Personal Property occurring prior to the Closing Date except for those claims that are due to acts of Landlord under the Lease or Buyer; and (c) any liabilities with respect to which the so-called "Bulk Sales Act" or any other law applicable to the Seller that may create remedies against any property transferred to Buyer as contemplated herein.

            3.15 Condition of Property. To the best of Seller's actual knowledge without inspection, the structural improvements, mechanical systems, utility systems, roof, and Tangible Personal Property are in good working condition, and free from termites or other wood destroying organism infestation and damage. Notwithstanding the foregoing, and subject to the provisions of Section 2.1, all real and personal property being conveyed to Buyer pursuant to this Agreement is being conveyed in "as is" condition without warranty of any kind and it shall be the sole responsibility of Buyer to determine for itself during the Due Diligence Period, the condition of the Premises, including all components thereof, and the Tangible Personal Property.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

            4.1 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority (corporate and other) to own, lease and operate its assets and properties and to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

            4.2 Due Authorization; Effect of Transaction. No provision of Buyer's certificate of incorporation or by-laws, or of any agreement, instrument or understanding, or any judgment, decree, law, rule or regulation, to which Buyer is a party or by which it is bound, has been or will be violated by the execution by Buyer of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance and satisfaction have been duly obtained. This Agreement will upon execution and delivery, be a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

            4.3 Broker or Finder. No person or persons, other than Greenfield Katz Properties, Inc., assisted in or brought about the negotiation of this Agreement in the capacity of broker or agent or finder on behalf of Buyer (Seller being responsible for the payment to said broker or agent or finder of all brokerage or finders fees due with respect to the transactions set forth in this Agreement). Buyer shall indemnify and save Seller harmless from and against any and all claims by any broker or finder other than Greenfield Katz Properties, Inc. which may claim a right to a brokerage or finder's fee as a result of such broker's contact with Buyer.

         5. PRORATIONS; CLOSING COSTS.

            5.1 Rents, Taxes, Assessments, Etc. All rent, real estate and personal property taxes, common area charges, and other charges and assessments of any nature whatsoever payable by Seller under the Lease shall be prorated between Seller and Buyer as of the Closing Date. Notwithstanding the preceding sentence, Buyer shall be entitled to a credit at Closing in the amount of one
(1) month's rent (plus one half of the difference between one month's minimum rent under the Lease as in effect on the Effective Date, and any new monthly minimum rental for the first full month following Closing which may provided for in an Amendment to the Lease between Landlord and Buyer which is executed in furtherance of this transaction prior to Closing), real estate and personal property taxes, common area charges, and other charges due and payable under the Lease.

            5.2 Utilities. Prior to the Closing Date, Buyer shall contact all utility companies serving the Premises to request that all utilities be transferred to Buyer's account as of the Closing Date. Buyer shall pay any deposits or other transfer fees due in connection with the transfer of utilities to Buyer's account. Buyer shall assume the obligations for all utility costs incurred on and after the Closing Date and Seller shall be responsible for the payment of all utility charges incurred prior to the Closing Date.

            5.3 Closing Costs. Except for documentary stamps payable upon recordation of the Assignment and Assumption Agreement, or transfer (or sales) taxes payable with respect to the Tangible Personal Property, which shall be paid for by the Seller, Seller and Buyer agree to divide evenly the costs of all escrow fees, state and local recording fees, and all other customary settlement charges. Buyer shall at its expense pay all transfer fees with respect to the sale, transfer and/or assignment of the Liquor License. Seller agrees to pay the cost of the title insurance commitment and the title insurance policy premium (for a title policy with an insured amount of $1,775,000) and for any curative endorsements to such policy to insure over any defects in Seller's title. Buyer shall be responsible for any additional premiums due for such policy which are attributable to any increase in the face amount of such policy requested by Buyer or for any endorsements that Buyer desires to add to such policy, which are not curative endorsements. Each party shall pay its own legal fees.

            5.4 Improvement Liens. Any governmental liens, assessments or charges for improvements to the Premises or for any quasi-public or public facilities or improvements, whether completed or pending, which are not included in the real estate or personal property taxes payable by Seller pursuant to the provisions of the Lease, shall assumed by Buyer at Closing, and shall be pro-rated between the parties based upon the installments due for such liens during the current tax year in the same manner as real estate and personal property taxes due under the Lease are pro-rated pursuant to Section 5.1 above.

         6. MISCELLANEOUS.

            6.1 Entire Agreement. Buyer and Seller agree that this Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto. The parties agree that this Agreement is not intended to, nor shall it be construed to benefit, any third party beneficiaries of any nature.

            6.2 Confidentiality. Whether or not the transactions contemplated hereby are consummated, the parties hereto agree to keep confidential and cause their attorneys, bankers, brokers, consultants, accountants and other representatives to keep confidential any and all information and data with respect to the other party which it has received as a result of any investigation made in connection with this Agreement and which is not otherwise available to the patties; provided, however, that notwithstanding the foregoing, each of the parties hereto shall be free to disclose any such information or data (i) to the extent required by applicable law and (ii) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement and (iii) in connection with Buyer's inspections regarding the assets to be acquired hereby and (iv) to such attorneys, bankers, brokers, consultants, accountants and other representatives. Subject to the foregoing, prior to the Closing, each party shall keep confidential and shall not publicize the existence or terms of this Agreement. Buyer acknowledges that Seller is conducting an ongoing business from the Premises and, subject to the provisions of this Section, Buyer agrees to conduct its activities in respect to Section 2.5 in a confidential and reasonable manner and to cooperate with Seller to keep this Agreement in confidence until such time as Seller notifies Buyer that Seller has given notice of the transaction contemplated herein to its employees at the Premises.

            6.3 Possession. Possession of the Premises and the Tangible Personal Property shall be delivered to Buyer at the Closing.

            6.4 Waivers. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof.

            6.5 Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

            6.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller shall be released from its obligations hereunder due to an assignment. Buyer shall have the right to direct Seller to assign and convey the Lease, Liquor License and the Tangible Personal Property to any wholly owned subsidiary of Buyer at the Closing, upon prior written notice to Seller, given no later than five (5) days prior to Closing.

            6.7 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases because of the conflict of any provision with any constitution, statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. However, this Section shall not apply if the invalidity, inoperativeness or unenforceability of such provision would materially change the basis on which the parties entered into this transaction.

            6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

            6.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when received whether such notice is delivered personally or by commercial courier service (such as Federal Express) or deposited in the U.S. mail, postage prepaid, certified or registered mail, return receipt requested. In the event any such delivery is refused, then the notice shall be deemed delivered on the date of refusal to accept such delivery:

                        (a)     TO SELLER:  If to Seller to:

                                California Pizza Kitchen
                                6053 West Century Boulevard
                                Suite 1100
                                Los Angeles, California 90045
                                Attention: Richard Stockinger

                                with a copy to:

                                Thomas J. Galvin
                                7825 Fay Avenue
                                Suite 200
                                La Jolla, CA 92037

                        (b)     TO BUYER:  If to Buyer to:

                                Jerry's Famous Deli, Inc.
                                12711 Ventura Boulevard, Suite 400
                                Studio City, California 91604
                                Attention: Isaac Starkman

                                with a copy to:

                                Katz, Barron, Squitero, Faust & Berman, P.A.
                                2699 South Bayshore Drive, 7th Floor
                                Miami, Florida 33133
                                Attention: Howard L. Friedberg

and/or to such other person(s) and addresses) as either party shall have specified in writing to the other.

            6.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of Florida.

            6.11 No License to Use Seller's Name. Buyer hereby acknowledges that it is not acquiring from Seller any right, title, or interest in or license to use of the name California Pizza Kitchen or any of the names, marks, trade names, service marks, trademarks, logos, symbols, indicia, or forms of advertising used in connection therewith.

            6.12 Public Announcement. Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statements or announcements with respect to the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement or announcement prior to such consultation.

            6.13 Legal Fees. If there is any litigation relating to this Agreement, then the prevailing party shall be entitled to recover all of its reasonable costs and expenses relating to the litigation, including legal fees and costs. The term "litigation" as used herein shall mean every and all stages of such litigation, in all court with jurisdiction over the matter.

            6.14 Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

                 Buyer, at Buyer's option, may during the Due Diligence Period perform the necessary testing to determine that the Premises are free from radon as part of the Buyer's inspection of the Premises pursuant to Sections 2.5.4 and
2.8. The presence of radon on the Premises, in excess of levels which are required by law to be remediated, shall entitle the Buyer to terminate this Agreement as provided in said Section,

            6.15 Time. Except as otherwise expressly stated herein to the contrary, any time period measured in days shall mean consecutive calendar days. If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended until the end of the next business day.

            6.16 Survival. Except as otherwise expressly stated herein to the contrary, all affirmative representations made by either party to the other party and all indemnifications made by either party to the other party, shall survive the closing of the transaction provided for herein.

            6.17 Property Data. Within ten (10) days after the Effective Date, to the extent Seller has the following in its possession, Seller shall deliver or cause to be delivered to Buyer copies of: any plans and specifications for the building on the Premises, any environmental reports concerning the Premises, any building or zoning permits, and any soil boring or structural integrity reports relating to the Premises.

            6.18 Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller harmless from and against any claim, loss, damage, cost or expense (including reasonable attorneys' fees) resulting from or arising from: (a) any and all claims by third parties as to obligations or liabilities of any nature whatsoever for or with respect to events relating to the Premises, Lease, Liquor License or the Tangible Personal Property occurring after the Closing Date, except for those claims that are due to acts of Landlord under the Lease or Seller, and (b) any and all claims loss, damage, cost or expense (including reasonable attorneys' fees) resulting from Buyer permitting any other person or entity (including any person or entity to whom Buyer may direct Seller to convey or assign the Lease, Liquor License and Tangible Personal Property to at closing) to perform any obligation of Buyer under this Agreement. This indemnity shall survive the Closing.


                                          SELLER:

                                          CALIFORNIA PIZZA KITCHEN, INC.,
                                          a California corporation


                                          By:    /s/ Richard Stockinger
                                                 -----------------------------
                                          Name:  Richard Stockinger
                                                 -----------------------------
                                          Title: Vice President
                                                 -----------------------------
                                          Date:  January 21, 1998
                                                 -----------------------------

                                          BUYER:

                                          JERRY'S FAMOUS DELI, INC.,
                                          a California corporation


                                          By:    /s/ Isaac Starkman
                                                 -----------------------------
                                          Name:  Isaac Starkman
                                                 -----------------------------
                                          Title: CEO
                                                 -----------------------------
                                          Date:  January 19, 1998
                                                 -----------------------------